Hartford Life Insurance Company 200 Hopmeadow Street
Simsbury, CT 06089

ENHANCED RETURN OF PREMIUM DEATH BENEFIT RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract and the guaranteed minimum withdrawal benefit rider that is issued with this rider and attached to the Contract

This rider provides a Guaranteed Minimum Death Benefit (DB) that replaces the standard death benefit provided in the Contract. The determination of the DB and how it can change are described in the other sections of this rider.

DEFINITIONS

Initial capitalized terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

Base Return of Premium - If this rider is effective on the Contract Issue Date, this amount equals the Premium Payments adjusted for Partial Surrenders and Transfers to Other Account(s), as described in this rider. If this rider is effective after the Contract Issue Date, this amount equals Your Contract Value on the effective date, plus subsequent Premium Payments, adjusted for Partial Surrenders and Transfers to Other Account(s), as described in this rider.

Contract Value (CV) - The total value of the Sub-Account(s) and Fixed Account, if applicable.

Enhanced Return of Premium - If this rider is effective on the Contract Issue Date, this amount equals the Premium Payments adjusted for Partial Surrenders prior to the Lifetime Income Eligibility Date, Partial Surrenders in excess of the Lifetime Benefit Payment after the Lifetime Income Eligibility Date, and Transfers to Other Account(s), as described in this rider. If this rider is effective after the Contract Issue Date, this amount equals Your Contract Value on the effective date, plus subsequent Premium Payments, adjusted for Partial Surrenders prior to the Lifetime Income Eligibility Date, Partial Surrenders in excess of the Lifetime Benefit Payment after the Lifetime Income Eligibility Date, and Transfers to Other Account(s), as described in this rider.

Lifetime Benefit Payment (LBP) - An amount available on a Contract Year basis after the Lifetime Income Eligibility Date as described in the guaranteed minimum withdrawal benefit rider that is issued with this rider and attached to the Contract.

Lifetime Income Eligibility Date - The Valuation Day when the oldest Covered Life has an attained age of [59 1/2] as described in the guaranteed minimum withdrawal benefit rider that is issued with this rider and attached to the Contract.

Other Account(s) - Any investment vehicle(s) offered and authorized by Us that We designate by rider from time to time. This excludes the Sub-Account(s) and Fixed Account, if applicable.

Partial Surrender - A withdrawal of a portion of the Contract Value which may be subject to charges, if applicable.

Premium Payment - The total amount of the initial and subsequent Premium Payments deposited into the Sub-Account(s) and Fixed Account, if applicable, including transfers from Other Account(s). Our approval is required for any subsequent Premium Payment received after the first [12] months, excluding transfers from Other Account(s).

Threshold Payment - An amount available on a Contract Year basis prior to the Lifetime Income Eligibility Date as described in the guaranteed minimum withdrawal benefit rider that is attached to this Contract.

Transfer Limit - An amount used to determine the change in the DB following a Transfer to Other Account(s) in any Contract Year. The Transfer Limit set on each Contract Anniversary will equal [5%] of the Premium Payment(s). The Transfer Limit may also be reset on Spousal Continuation and Ownership Changes.
The following replaces the “Death Benefit Before the Annuity Commencement Date” section of Your Contract:

The DB before the Annuity Commencement Date and upon Our receipt of Due Proof of Death is equal to the greater of the amounts determined in a), b), or c) below:

a)Enhanced Return of Premium , or
b)Base Return of Premium, or
c)The Contract Value, minus the Premium Based Charge, if applicable.

Enhanced Return of Premium Step-Up
Upon the earliest of events (a) or (b), as described below, that occurs during the term of the Contract, Enhanced Return of Premium will equal the greater of the Enhanced Return of Premium or Contract Value immediately prior to the Partial Surrender or Transfer. A Step-up will apply only once during the term of the Contract.

a)first Partial Surrender; or
b)first Transfer to Other Account(s) that causes the cumulative Transfers to Other Account(s) in a Contract Year to exceed the Transfer Limit.

When a Partial Surrender is made:

Base Return of Premium:

For any Partial Surrender(s), We will reduce the Base Return of Premium by applying a factor. The factor is as follows:

1 - (A/B) where:
A = The amount of the Partial Surrender; and
B = Contract Value immediately prior to the Partial Surrender.

Enhanced Return of Premium:

1.Prior to the Lifetime Income Eligibility Date:

a)    For cumulative Partial Surrenders during each Contract Year that are equal to or less than the Threshold Payment, Your Enhanced Return of Premium will be reduced on a dollar-for-dollar basis.

b)    For any Partial Surrender that first causes cumulative Partial Surrenders during the Contract Year to exceed the Threshold Payment, the adjustment is the dollar amount of the Partial Surrender that does not exceed the Threshold Payment. For the portion of the Partial Surrender that exceeds the Threshold Payment, We will reduce Your Enhanced Return of Premium by the following factor:

1 - (A/(B-C)) where:

A = The amount of the Partial Surrender during the Contract Year in excess of the Threshold Payment;
B = Contract Value immediately prior to the Partial Surrender; and
C = The Threshold Payment, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

c)    For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the Threshold Payment, We will reduce Your Enhanced Return of Premium by the following factor:

1 - (A/B) where:
A = The amount of the Partial Surrender; and
B = Contract Value immediately prior to the Partial Surrender.

d)    Any remaining available Threshold Payment during a Contract Year may not be carried over to future Contract Years.

2.After the Lifetime Income Eligibility Date:

a)    For cumulative Partial Surrenders during each Contract Year that are equal to or less than the Lifetime Benefit Payment, Your Enhanced Return of Premium will not be reduced.

b)    For cumulative Partial Surrenders during the Contract Year that exceed the Lifetime Benefit Payment that were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) requirements imposed by federal law, Your Enhanced Return of Premium will not be reduced.

c)    For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the Lifetime Benefit Payment, and the RMD exception above does not apply, We will reduce Your Enhanced Return of Premium by the following factor with respect to that portion of Your Partial Surrender that exceeds the current Lifetime Benefit Payment:

1 - (A/(B-C)) where:
A = The amount of the Partial Surrender(s) during the Contract Year in excess of the current Lifetime Benefit Payment;
B = Contract Value immediately prior to the Partial Surrender(s); and
C = The current Lifetime Benefit Payment, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

d)    For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the current Lifetime Benefit Payment, We will reduce Your Enhanced Return of Premium by the following factor:

1 - (A/B) where:
A = The amount of the Partial Surrender(s); and
B = Contract Value immediately prior to the Partial Surrender(s).

e)    Any remaining available Lifetime Benefit Payment during a Contract Year may not be carried over to future Contract Years.

When a Transfer to Other Account(s) is made:

1.For cumulative Transfer(s) to Other Account(s) in a Contract Year that are equal to or less than the Transfer Limit, Your Enhanced Return of Premium and Your Base Return of Premium will be reduced on a dollar-for-dollar basis.

2.For any Transfer to Other Account(s) that first causes the cumulative Transfers to Other Account(s) in a Contract Year to exceed the Transfer Limit, the adjustment is the dollar amount of the Transfer to Other Account(s) that does not exceed the Transfer Limit. For the portion of the Transfer to Other Account(s) that exceeds the Transfer Limit, We will reduce Your Enhanced Return of Premium and Your Base Return of Premium by the following factor:

1 - (A/(B-C)) where:
A = The amount of the Transfer(s) to Other Account(s) during the Contract Year in excess of the Transfer Limit;
B = Contract Value immediately prior to the Transfer to Other Account(s); and
C = The Transfer Limit, less any prior Transfer(s) to Other Account(s) during the Contract Year. If C results in a negative number, C becomes zero.

1. For any additional Transfer(s) to Other Account(s) in a Contract Year, where the sum of all prior Transfer(s) to Other Account(s) exceed the Transfer Limit, We will reduce Your Enhanced Return of Premium and Your Base Return of Premium by the following factor:

1 - (A/B) where:
A = The amount of the Transfer to Other Account(s); and
B = Contract Value immediately prior to the Transfer to Other Account(s).

4. Any remaining available Transfer Limit during a Contract Year may not be carried over to future Contract Years.

SPOUSAL CONTINUATION

If the spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, if eligible, We will increase the Contract Value to the greater of Base Return of Premium, or Enhanced Return of Premium as of the Valuation Day We receive Due Proof of Death according to the future contribution allocation then in effect. The surviving spouse becomes the new Contract Owner on the effective Valuation Day of the Spousal Continuation. This right may be exercised only once during the term of the Contract.

The following are the effects of an Ownership Change due to Spousal Continuation:

1.If the age of the new Owner is less than or equal to age [70] at the time of the Spousal Continuation, then either a) or b) will apply as follows:
a)    If this rider is not currently available for sale We will terminate this rider and the DB thereafter will be equal to the Contract Value. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter; or
b)    If this rider is currently available for sale, We will continue the then existing rider at the Rider Charge that is then currently being assessed for new sales of the rider. The Base Return of Premium and Enhanced Return of Premium components, for purposes of this rider, will be recalculated to equal the Contract Value on the effective Valuation Day of the Spousal Continuation. Any Premium Payments or Partial Surrenders and Transfers to Other Account(s) after this Valuation Day will adjust the Enhanced Return of Premium and Base Return of Premium according to the rider rules.
2.If the age of the new owner is greater than age [70] on the effective Valuation Day of the Spousal Continuation, We will terminate this rider and the DB thereafter will be equal to the Contract Value. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

OWNERSHIP CHANGE

Any Contract change before the Annuity Commencement Date which causes a change in the ownership may result in the recalculation of the benefits provided under this rider.

The following are the effects of a change in ownership:

If the age of the oldest new Owner(s) after the Ownership Change is less than or equal to the issue age limitation of the rider in effect at the time of the Ownership Change, the below options apply as follows:

Ownership Changes within the first [6] months from the Contract Issue Date will not cause a recalculation of the benefits under this rider.

3.Ownership Changes after the first [6] months from the Contract Issue Date will cause a recalculation of the benefits under either a) or b):

a)    If this rider is not currently available for sale, We will terminate this rider and the DB thereafter will be equal to the Contract Value. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter; or
b)    If this rider is currently available for sale, We will continue the then existing rider at the Rider Charge that is currently being assessed for new sales of the rider (or the last declared maximum Rider Charge, if higher). The Enhanced Return of Premium will be recalculated to equal the lesser of the Contract Value or the Enhanced Return of Premium on the effective Valuation Day of the Ownership Change. The Base Return of Premium will be recalculated to equal the lesser of the Contract Value or the Base Return of Premium on the effective Valuation Day of the Ownership Change. Any Premium Payments, Transfers to Other Account(s), or Partial Surrenders after this Valuation Day will adjust the Enhanced Return of Premium and Base Return of Premium according to the rider rules.

4.We reserve the right to apply Investment Restrictions then in effect in the case of an Ownership Change after [6] months from the rider effective date. Such restriction may also require that You reallocate Sub- account(s) or Fixed Account, if available, in accordance with then prevailing Investment Restrictions.

If the age of the oldest new Owner(s) after the Ownership Change is greater than the issue age limitation of the rider in effect at the time of the Ownership Change, We will terminate this rider. The DB thereafter will be equal to the Contract Value. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

INVESTMENT RESTRICTIONS

1.On the rider effective date, We may impose an Investment Restriction that limits the Sub-Account(s) and/or Fixed Account that You may invest in and the amount that You may allocate to each Sub-Account(s) and/or Fixed Account. You may choose to satisfy the described Investment Restriction by creating Your own custom asset allocation model or You may also choose to invest in any predetermined asset allocation models, investment programs, fund of funds Sub-Account(s), or other investment option(s) approved by Us provided that You comply with allocation restrictions that We apply from time to time.

If on any Valuation Day, due to performance of the selected Sub-Accounts, the Contract Value is no longer within the allocation of the selected investment options, We will not terminate the rider. Instead, Your Contract Value will be re-balanced [monthly] in accordance with a pre-approved asset rebalancing program to meet then applicable Investment Restrictions. All subsequent Premium Payments must also be invested according to these Investment Restrictions.

2.We may change these predetermined asset allocation models, investment programs, Sub-Account(s), fund of funds Sub-Account(s), investment classifications or other investment option(s) from time to time, on or after the rider effective date. Should We make this change, any transfers required to reallocate the Contract Value will not be used by Us in determining the number of transfers allowed during a Contract Year. You must reinvest your Contract Value in accordance with Our updated Investment Restrictions and requirements.

3.If these Investment Restrictions are violated and not corrected, We will terminate this rider, the DB thereafter will be equal to the Contract Value and a Rider Charge will be assessed. The Rider Charge will be prorated for the portion of the Contract Year the rider was active. Upon reinstatement of Your rider following a corrected violation of these Investment Restrictions, Your DB will be reset at the lower of the DB prior to the termination or the Contract Value as of the Valuation Day of the reinstatement. Any Premium Payments or Partial Surrenders after this Valuation Day will adjust the DB according to the rider rules. We will deduct a prorated Rider Charge on Your Contract Anniversary following the reinstatement for the time period between the Valuation Day of the reinstatement and Your first Contract Anniversary following such reinstatement.

MINIMUM AMOUNT RULE

Prior to the Annuity Commencement Date, if
(A)    on any Contract Anniversary Your Contract Value, due to investment performance, is reduced below an amount equal to the greater of either (i) the Contract minimum rule stated under Your Contract or (ii) one of Your Lifetime Benefit Payments or such lower amount as We, in Our discretion, may establish; or

(B)    on any Valuation Day, as a result of a Partial Surrender, Your Contract Value is reduced below (x) an amount equal to the greater of the Contract minimum rule stated under Your Contract or (y) one of Your Lifetime Benefit Payments or such lower amount as We, in Our discretion, may establish, the Enhanced Return of Premium value will equal zero. The Base Return of Premium value will not change.

POST ISSUE ELECTION
If the rider effective date is after the Contract Issue Date, the period between the rider effective date and Your next Contract Anniversary will constitute a Contract Year.
We reserve the right to make this benefit available through a company sponsored conversion program.

CONTRACT AGGREGATION
For purposes of determining the DB limits of this rider, We reserve the right to treat as one all deferred variable annuity contracts issued by Us (or Our affiliates) where You have elected any optional death benefit rider. If We elect to aggregate contracts, We will change the period over which We measure Surrenders against the DB.

RIDER CHARGE
There is an additional charge for this rider. The charge will never exceed a guaranteed maximum rate of [1.50%] annually. The charge will be assessed on each Contract Anniversary based on the greater of (a) Base Return of Premium or (b) Enhanced Return of Premium. However, if a change in owner occurs or Spousal Continuation is elected the charge will be assessed on the Contract Value as of the Valuation Day of such change plus Premium Payments received after the Valuation Day of such change adjusted for Partial Surrenders and Transfers to Other Account(s) as described in this rider. The Rider Charge will be deducted on each Contract Anniversary on a prorated basis from the Sub-Account(s).

If the rider effective date is after the Contract Issue Date, the period between the rider effective date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the rider effective date and the next Contract Anniversary.

On any Valuation Day other than the Contract Anniversary, in the case of a Full Surrender, or a Partial Surrender in excess of the Lifetime Benefit Payment that reduces the Contract Value below an amount equal to the greater of (a) the Contract minimum rule stated under Your Contract or (b) one of Your Lifetime Benefit Payments or such lower amount as We, in Our discretion, may establish, then, We will deduct a prorated portion of the Rider Charge from the amount otherwise payable. The prorated portion of the Rider Charge is equal to the Rider Charge percentage multiplied by the greater of (a) Base Return of Premium or (b) Enhanced Return of Premium prior to the Surrender, multiplied by the number of days since the last Contract Anniversary, divided by 365.

The Rider Charge will no longer be assessed upon attainment of the Annuity Commencement Date or after the Valuation Day the rider is no longer effective. No Rider Charge will be assessed upon the death of a Contract Owner or Annuitant.

Signed for Hartford Life Insurance Company [
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HL-EROPDB-11    7    Printed in U.S.A V0D616.FRM